UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 10, 2005

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

20200 Sunburst Street, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 10, 2005, management of North American Scientific, Inc. (the “Company”) and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) concluded after extensive analysis that the financial results presented in the Form 10-Q/A, Amendment No. 2 filed on January 27, 2005, should not be relied upon because of an error in such financial information as addressed in Accounting Principles Board Opinion No. 20.  In that regard, the Company will file an Amendment No. 3 to the Form 10-Q for the quarterly period ended July 31, 2004, to restate the Company’s previously reported balance sheet as of July 31, 2004, and statement of operations for the three and nine months ended July 31, 2004, to (a) account for changes in the values of certain intangible assets acquired from NOMOS Corporation (“NOMOS”), and (b) also in connection with the acquisition of NOMOS, properly account for contingently returnable consideration and for certain contingently returnable shares that were held in escrow as liabilities rather than equity as of July 31, 2004.

In connection with the Company’s acquisition of NOMOS on May 4, 2004, the Company engaged a valuation specialist firm to assist the Company in determining the fair value of certain identified intangible assets acquired from NOMOS.  On January 31, 2005, it was noted that there was an inconsistency in the royalty rate used to value the trademark and the royalty rate used for the trademark contributory asset charge which resulted in improperly valuing the fair values of NOMOS’ in-process research and development, purchased technology and customer relationship intangible assets.  The Company concluded that the error materially misstated the values assigned to the acquired intangible assets in the opening purchase price allocation.  The Company also determined that the trademark should have been given a finite useful life rather than the indefinite life it was originally given.  The Company subsequently engaged a second valuation firm to prepare a report which properly calculates the intangible assets values which report will be used by the Company in its restatement of the financial statements in Amendment No. 3 to the Form 10-Q for the quarter ended July 31, 2004.

In addition, pursuant to the NOMOS purchase agreement 307,617 shares of the Company’s common stock and $701,000 of cash due to the selling NOMOS shareholders were placed in escrow to serve as a source of reimbursement for losses incurred in connection with the demand made against NOMOS by Parker/Hunter Incorporated (“Parker/Hunter”).  The Company previously reported the escrowed shares as issued and outstanding for legal and accounting purposes in the Form 10-Q filed on September 20, 2004, and Forms 10-Q/A filed on September 21, 2004, and January 27, 2005.  However, because settlement of the Parker/Hunter matter was not finalized until August 4, 2004, it was determined that these shares were contingently returnable as of July 31, 2004, and therefore should not be considered issued and outstanding for accounting purposes.  The Company did not restate the financial statements in the previous filings, because the adjustments were determined to be immaterial based on an analysis under SAB 99.  However, in connection with restating the financial statements to correct the error in valuation assumptions as described in the immediately preceding paragraph, the Company will make such adjustments to properly account for contingently returnable consideration in the restatement of the financial statements for the quarter ended July 31, 2004.

As a result, in Amendment No. 3 to the Form 10-Q for the quarter ended July 31, 2004, the Company will (i) reclassify common stock and additional paid in capital related to the escrowed shares as payable to the NOMOS selling shareholders as of July 31, 2004, and (ii) reduce a receivable for the settlement of the Parker/Hunter matter, which represented the amount of contingently returnable cash held in escrow.

The Audit Committee and management of the Company have discussed the matters disclosed in this filing with the Company’s independent registered public accounting firm.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date:	March 11, 2005	By :	/s/ L. MICHAEL CUTRER
			Name:	L. Michael Cutrer
			Title:	President and
Chief Executive Officer
(Principal Executive Officer)